UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2018

HEALTHIER CHOICES MANAGEMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 North 28th Way

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Effective as of August 13, 2018, Healthier Choices Management Corp. (the “Company”) entered into an amendment to the existing employment agreement (the “Santi Amended Employment Agreement”) with the Company’s President and Chief Operating Officer, Christopher Santi. Pursuant to the Santi Amended Employment Agreement, Mr. Santi will continue to be employed as the Company’s President and Chief Operating Officer for an additional one year extension period through January 29, 2021. Mr. Santi will receive a base salary of $330,000 for this additional year. The severance pay period for termination without cause was increased to up to 18 months based on time of service. Mr. Santi was also granted 8 billion shares of restricted common stock pursuant to the Santi Amended Employment Agreement on the condition that 8 billion of his options to purchase Company common stock are forfeited. This restricted stock will vest one year following the date of issuance provided that the grantee remains an employee of the Company through each applicable vesting date. The above description of the terms of the Santi Amended Employment Agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Effective as of August 13, 2018, the Company entered into an amendment to the existing employment agreement (the “Ollet Amended Employment Agreement”) with the Company’s Chief Financial Officer, John Ollet. Pursuant to the Ollet Amended Employment Agreement, Mr. Ollet will continue to be employed as the Company’s Chief Financial Officer for an additional one year extension period through December 12, 2020. Mr. Ollet will receive a base salary of $250,000 for this additional year. Mr. Ollet was also granted 3 billion shares of restricted common stock pursuant to the Ollet Amended Employment Agreement. This restricted stock will vest one year following the date of issuance provided that the grantee remains an employee of the Company through each applicable vesting date. The above description of the terms of the Ollet Amended Employment Agreement not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

On August 13, 2018, the Company amended and restated its existing employment agreement with Jeffrey Holman, the Company’s Chief Executive Officer (the “Holman Employment Agreement”). The Holman Employment Agreement is for an additional three year term and provides for an annual base salary of $450,000 and a target bonus for 2018 only in an amount ranging from 20% to 200% of his base salaries subject to the Company meeting certain earnings before interest, taxes depreciation and amortization performance milestones. Mr. Holman is entitled to receive severance payments, including two years of his then base salary and other benefits in the event of a change of control, termination by the Company without cause, termination for good reason by the executive or non-renewal by the Company. Mr. Holman was also granted 11 billion shares of restricted common stock pursuant to the Holman Employment Agreement Amendment on the condition that 11 billion of his options to purchase Company common stock are forfeited. This restricted stock will vest one year following the date of issuance provided that the grantee remains an employee of the Company through each applicable vesting date. The above description of the terms of the Holman Employment Agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Under the Restricted Stock Award Agreements with Messrs. Holman, Ollet and Santi, each recipient will have all rights of a stockholder of the Company, except the right to receive any dividends thereon until vested. This restricted stock will vest one year following the date of issuance provided that the grantee remains an employee of the Company through each applicable vesting date. The Company’s form of Restricted Stock Award is attached as Exhibit 10.4 and incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Amended and Restated Employment Agreement, dated as of March 13, 2018 by and between the Company and Christopher Santi
10.2	Amended and Restated Employment Agreement, dated as of March 13, 2018 by and between the Company and John Ollet
10.3	Amended and Restated Employment Agreement, dated as of March 13, 2018 by and between the Company and Jeffrey Holman
10.4	Form of Restricted Stock Award Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHIER CHOICES MANAGEMENT CORP.

Date: August 17, 2018	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated as of March 13, 2018 by and between the Company and Christopher Santi
10.2	Amended and Restated Employment Agreement, dated as of March 13, 2018 by and between the Company and John Ollet
10.3	Amended and Restated Employment Agreement, dated as of March 13, 2018 by and between the Company and Jeffrey Holman
10.4	Form of Restricted Stock Award Agreement

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